UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2021

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Center Drive, Suite 200

Park City, Utah 84098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange
Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On May 19, 2021, IIP Operating Partnership, LP (the “Operating Partnership”), the operating partnership of Innovative Industrial Properties, Inc. (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with BTIG, LLC, in its capacity as representative of the initial purchasers named therein, in connection with the issuance and sale of $300 million aggregate principal amount of the Operating Partnership’s 5.50% senior notes due 2026 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The private placement of the notes closed on May 25, 2021.

The sale of the notes generated net proceeds of approximately $293.4 million, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by the Operating Partnership.  The Operating Partnership intends to use the net proceeds from the offering to invest in specialized industrial real estate assets that support the regulated cannabis industry that are consistent with its investment strategy, and for general corporate purposes.

The Purchase Agreement contains customary representations, warranties and covenants by the Operating Partnership, the Company, and the subsidiaries of the Operating Partnership and other customary terms and conditions. Under the terms of the Purchase Agreement, the Operating Partnership, the Company and the subsidiaries of the Operating Partnership have agreed to jointly and severally indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such initial purchasers may be required to make because of any of those liabilities.

The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The notes have not been registered under the Securities Act. The notes, including the guarantees, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Operating Partnership offered and sold the notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The initial purchasers then sold the notes to persons reasonably believed to be qualified institutional buyers (as defined in the Securities Act) pursuant to the exemption from registration provided by Rule 144A under the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Indenture

On May 25, 2021, the Operating Partnership issued $300 million aggregate principal amount of the notes. The terms of the notes are governed by an indenture, dated May 25, 2021 (the “Indenture”), among the Operating Partnership, as issuer, and the Company and the Operating Partnership’s subsidiaries, as guarantors, and GLAS Trust Company, LLC, as trustee.

A copy of the Indenture, including the form of the notes and guarantees of the notes by the Company and the Operating Partnership’s subsidiaries, is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. See Item 2.03 below for additional information. The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Registration Rights Agreement

On May 25, 2021, in connection with the issuance and sale of the notes, the Operating Partnership, the Company and the subsidiaries of the Operating Partnership also entered into a registration rights agreement (the “Registration Rights Agreement”) with BTIG, LLC, in its capacity as representative of the initial purchasers. A copy of the Registration Rights Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the Registration Rights Agreement, the Operating Partnership, the Company and the subsidiaries of the Operating Partnership agreed that they will:

•	use commercially reasonable efforts to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) within 60 days after the issue date of the notes registering exchange notes with nearly identical terms to the notes;

•	use commercially reasonable efforts to cause the registration statement to become effective within 180 days after the issue date of the notes;

•	use commercially reasonable efforts to cause the exchange offer to be consummated within 240 days after the issue date of the notes; and

•	in some circumstances, file a “shelf registration statement” providing for the sale of all of the notes by the holders thereof.

If the Company and the Operating Partnership do not meet these deadlines, then, subject to certain exceptions, additional interest will accrue on the notes in an amount equal to 0.25% per annum for the first 90-day period immediately following the date of such registration default, and an additional 0.25% per annum for each additional 90-day period, until all registration defaults have been cured. In no event will additional interest exceed 0.50% per year.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 25, 2021, the Operating Partnership issued $300.0 million aggregate principal amount of the notes. The notes are the Operating Partnership’s general unsecured and unsubordinated obligations, are fully and unconditionally guaranteed by the Company and the Operating Partnership’s subsidiaries, and will rank equally in right of payment with all of the Operating Partnership’s existing and future senior unsecured indebtedness, including its 3.75% Exchangeable Senior Notes due 2024. However, the notes are effectively subordinated to any of the Company’s, the Operating Partnership’s and the Operating Partnership’s subsidiaries’ future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes bear interest at 5.50% per annum. Interest is payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2021 until the maturity date of May 25, 2026. Pursuant to the terms of the indenture, if the debt rating on the notes is downgraded or withdrawn entirely, interest on the notes will increase to a range of 6.0% to 6.5% based on such debt rating. A copy of the Indenture, including the form of the notes and guarantee of the notes by the Company and the subsidiaries of the Operating Partnership, is filed as Exhibit 4.1 to this report and incorporated herein by reference. The Operating Partnership may redeem some or all of the notes at its option at any time at the applicable redemption price. If the notes are redeemed prior to February 25, 2026, the redemption price will be equal to 100% of the principal amount of the notes being redeemed, plus a make-whole premium and accrued and unpaid interest thereon to, but excluding, the applicable redemption date. If the notes are redeemed on or after February 25, 2026, the redemption price will be equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the applicable redemption date.

Upon a change of control triggering event, the Operating Partnership will be required to make an offer to purchase each holder’s notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of purchase.

The indenture governing the notes contains certain covenants that, among other things, limit the ability of the Company, the Operating Partnership and the subsidiaries of the Operating Partnership to:

•	consummate a merger, consolidation or sale of all or substantially all of the assets of the Operating Partnership, the Company and their subsidiaries taken as a whole; and

incur secured and unsecured indebtedness.

Certain events are considered events of default, which may result in the accelerated maturity of the notes, including:

•	default for 90 days in the payment of any installment of interest under the notes;

•	default in the payment of the principal amount or redemption price due with respect to the notes, when the same becomes due and payable; provided, however, that a valid extension of the maturity of the notes in accordance with the terms of the Indenture shall not constitute a default in the payment of principal;

•	failure to comply with any of the other agreements in the notes or the indenture upon receipt by the Operating Partnership of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the notes then outstanding and the Operating Partnership’s failure to cure (or obtain a waiver of) such default within 90 days after receiving the notice;

•	failure to pay any indebtedness for money borrowed by the Operating Partnership, the Company, or any of the Operating Partnership’s Significant Subsidiaries (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) in an outstanding principal amount in excess of $50.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to the Operating Partnership from the trustee (or to the Operating Partnership and the trustee from holders of at least 25% in principal amount of the outstanding notes); or

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership, the Company or any of the Operating Partnership’s Significant Subsidiaries or any substantial part of their respective property.

Item 7.01 Regulation FD Disclosure.

On May 17, 2021, the Company issued a press release announcing the commencement of the offering of the notes; and on May 19, 2021, the Company issued a press release announcing the pricing of the offering of the notes, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively.

The information contained in Item 7.01 of this report, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Exhibit
1.1	Purchase Agreement, dated as of May 19, 2021, among Innovative Industrial Properties, Inc., IIP Operating Partnership, LP, the Subsidiary Guarantors set forth on the signature page thereto and BTIG, LLC, as representative of the initial purchasers.
4.1	Indenture, dated as of May 25, 2021, among Innovative Industrial Properties, Inc., IIP Operating Partnership, LP, the Subsidiary Guarantors set forth on the signature page thereto and GLAS Trust Company, LLC, as trustee, including the form of 5.50% Senior Note due 2026.
10.1	Registration Rights Agreement, dated as of May 25, 2021, among Innovative Industrial Properties, Inc., IIP Operating Partnership, LP, the Subsidiary Guarantors set forth on the signature page thereto and BTIG, LLC, as representative of the initial purchasers.
99.1	Press release issued by Innovative Industrial Properties, Inc. on May 17, 2021.
99.2	Press release issued by Innovative Industrial Properties, Inc. on May 19, 2021.
101	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2021	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ Catherine Hastings
	Name:	Catherine Hastings
	Title:	Chief Financial Officer and Treasurer